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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE



U.S.$270,000,000.00                                     Dated:  January 19, 2006

     FOR VALUE RECEIVED, the undersigned, TD WATERHOUSE GROUP, INC., a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of TORONTO DOMINION (TEXAS) LLC (the "Lender"), or its registered assigns, in lawful money of the United States of America the principal sum of TWO HUNDRED SEVENTY MILLION AND 00/100 U.S. DOLLARS (U.S. $270,000,000.00), such amount representing the original aggregate principal amount of the term loan evidenced hereby (the "Term Loan") owed by the Borrower to the Lender pursuant to this Promissory Note.

     The Borrower promises to pay all principal and interest due hereunder in immediately available funds in lawful money of the United States of America on July 24, 2006 (the "Maturity Date"). The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date hereof to but excluding the date such principal amount is paid in full. Interest shall be computed on the basis of a year of 365 days (based on the actual number of days elapsed) (i) from the date hereof until the date that is the later of (x) the Maturity Date and (y) the date by which all payments required pursuant to Sections 1.3(d) and 1.3(e) of that certain Agreement of Sale and Purchase, dated as of June 22, 2005 (as amended to date and as further amended, restated or otherwise modified from time to time, the "Purchase Agreement"), between The Toronto-Dominion Bank and Ameritrade Holding Corporation are required to be made, at the Fed Funds Rate (as defined in the Purchase Agreement) (such later date in clause (x) or (y) being, the "Rate Change Date") or at such other rate as prescribed by applicable law and (ii) from and after the Rate Change Date, at a rate equal to the Fed Funds Rate plus 150 basis points, or at such other rate as prescribed by applicable law.

     The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time without premium or penalty; provided that with respect to any prepayment, all accrued interest on any principal amount to be prepaid shall be paid simultaneously with the prepayment of such principal.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

     Should any payment of principal or interest become due and payable on any day other than a Business Day (as defined in the Purchase Agreement), the maturity thereof shall be extended to the next succeeding Business Day and interest shall continue to accrue at the applicable rate until such payment is made.

     Should the indebtedness represented by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Promissory Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal, interest due and payable hereon and any other sums due and payable hereon, all costs of collecting or attempting to collect this


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Promissory Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

     This Promissory Note shall not require the payment nor permit the collection of interest or any late payment charge in excess of the maximum rate permitted by law. If any excess interest or late payment charge in such respect is provided for under this Promissory Note or shall be adjudicated to provide for such terms, neither Borrower nor its successors or assigns shall be obligated to pay such interest or late payment charge in excess of the maximum amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived. In the event Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such sums deemed to constitute interest in excess of the maximum rate permitted by law shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the principal balance of Borrower's obligation then outstanding under this Promissory Note. This provision shall control any other provision of this Promissory Note.

     Upon the occurrence of any of the following events (each an "Event of Default"): (i) if the Borrower shall fail to pay any principal or interest on the Term Loan when due; (ii) if the Borrower shall fail to perform or observe any other term or condition binding upon it hereunder and such failure shall continue unremedied for a period of sixty (60) days after written notice thereof from the Lender; or (iii) (a) if the Borrower shall generally not pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; (b) if any proceeding shall be instituted by or, unless dismissed within sixty (60) days, against, the Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or relief of debtors generally, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian, or other similar officer for it or for any part of its assets; or (c) if the Borrower shall take any action to authorize any of the actions set forth in subclauses (iii)(a) and (iii)(b) of this paragraph; then the Lender may, without demand, notice or legal process of any kind, declare the outstanding principal amount of the Term Loan together with all accrued and unpaid interest thereon and all other amounts due hereunder (collectively, the "Indebtedness") to be, whereupon the Indebtedness shall become, immediately due and payable; provided, however, that upon the occurrence of any Event of Default specified in subclause (iii) of this paragraph, the Indebtedness shall automatically become due and payable.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     At any time and from time to time, the Borrower agrees that the Borrower will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and will take all such further actions, as the Lender may reasonably request in order to carry out the provisions and purposes of this Promissory Note.

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     Whenever in this Promissory Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. Neither Lender nor Borrower shall assign or otherwise transfer this Promissory Note without the prior written consent of the other person, and any such assignment or transfer without such consent shall be void ab initio. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.



                                  TD WATERHOUSE GROUP, INC.


                                  By:  /s/ T.C. ARMSTRONG
                                       --------------------------------
                                  Name:    T.C. Armstrong
                                  Title:   CEO, TD Waterhouse Group, Inc.




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